Registration No. _________

      As filed with the Securities and Exchange Commission on May 15, 2002
 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933

                          HILLENBRAND INDUSTRIES, INC.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   INDIANA                                 35-1160484
       -------------------------------                --------------------
       (State or other jurisdiction of                (IRS Employer
       incorporation or organization)                 Identification No.)

              700 State Route 46 East
                BATESVILLE, INDIANA                      47006
      ----------------------------------------        -----------
      (Address of Principal Executive Offices)        (Zip Code)

                 BOARD OF DIRECTORS' DEFERRED COMPENSATION PLAN
                 ----------------------------------------------
                            (Full title of the plan)

                               Timothy R. Renfroe
                          Hillenbrand Industries, Inc.
                             700 State Route 46 East
                            Batesville, Indiana 47006
                            TELEPHONE: (812) 934-7682
                  ---------------------------------------------
            (Name, address and telephone number of agent for service)



                                                CALCULATION OF REGISTRATION FEE

         Title of
        Securities                 Amount              Proposed Maximum               Proposed                Amount of
          to be                     to be               Offering Price            Maximum Aggregate          Registration
        REGISTERED               REGISTERED*              PER SHARE**             OFFERING PRICE**               FEE
------------------------------------------------------------------------------------------------------------------------------

      Common Stock,
    without par value           50,000 shares               $59.85                  $2,992,500.00              $275.31

------------------------------------------------------------------------------------------------------------------------------
                                                                                              (see footnotes on following page)

FOOTNOTES

      * This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to stock splits, stock dividends, or similar transactions.

      ** The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The fee is based on a price of $59.85, which is the average of the high and low sales prices of the Common Stock on May 13, 2002 as reported on the New York Stock Exchange Consolidated Tape.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT




Item 3      INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed by Hillenbrand Industries, Inc. (the "Company") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for the year ended December 1, 2001;

            (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 1, 2001; and

            (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8A dated May 17, 1971 and all amendments or reports filed for the purpose of updating such description.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.


Item 4.     DESCRIPTION OF SECURITIES

            Not applicable.


Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.


Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

      (1) Indiana Business Corporation Law ("IBCL")

            In general, Chapter 37 of the IBCL provides for mandatory director indemnification and optional director indemnification.

            A. Mandatory. Unless otherwise limited by its Articles of Incorporation, an Indiana corporation is required to indemnify a director who was WHOLLY SUCCESSFUL in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation. The corporation is required to pay all reasonable expenses incurred by the director in connection with the proceeding.

            B. Optional. Indiana law permits indemnification of directors against liabilities and expenses incurred in proceedings if the individual ACTED IN GOOD FAITH and reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and
(b) in all other cases, that his conduct was at least not opposed to its best interests. In the case of any criminal proceeding, the individual must either have had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful. Any determination as to whether, and to what extent, an Indiana corporation may indemnify a director must be made (x) by a majority vote of a quorum of the directors not a party to the proceeding,
(y) by special legal counsel, or (z) by the shareholders.

            C. Expenses. An Indiana corporation may advance expenses to a director if it receives a statement from the director that (a) he believes the required standard of conduct for optional indemnification has been met, (b) the director undertakes unconditionally to repay the corporation for the advances if it is later determined the standard has not been met, and (c) there are no facts known which would preclude indemnification.

            D. Officer Indemnification. Unless otherwise limited in an Indiana corporation's Articles of Incorporation, an officer is entitled to indemnification under the circumstances for mandatory indemnification set forth above to the same extent as a director. Additionally, an Indiana corporation may also provide further indemnification for its officers through its articles, its by-laws, resolution by its directors, or contract.

      (2) Articles of Incorporation

            Section 8.6 of the Restated Articles of Incorporation of the Company provides for indemnification of officers and directors against all liability and reasonable expenses incurred by such person on account of or arising out of that person's relationship to the Company, provided that the party to be indemnified satisfies the requirements of Chapter 37 of the IBCL.

      (3) Indemnity Agreements

            The Company has executed certain Director Indemnity Agreements with each of its directors and certain Officer Indemnity Agreements with its officers. The agreements provide that the Company shall indemnify its directors and officers if their conduct would warrant indemnification under Indiana statutory law's standard for optional indemnification set forth above. The agreements do, however, provide that the Company is not required to indemnify an officer or director for certain claims made against the individual, including claims:

            (a) for which payment has already been made to the director or officer under any insurance policy or other indemnity provision;

            (b) for any transaction from which the director or officer derived an improper benefit;

            (c) for recovery of short-swing profits prohibited under Section 16(b) of the Securities and Exchange Act of 1934;

            (d) if a court determines that indemnification is not lawful under applicable statute or public policy; and

            (e) subject to certain exceptions, in connection with any proceeding initiated by the Director against the Corporation or its directors, officers or employees.

      (4) Insurance

            Officers and directors of the Company are presently covered by insurance which (with certain exceptions and certain limitations) indemnifies them against any losses or liabilities arising from any alleged `wrongful act', including breach of duty, neglect, error, misstatement, misleading statements, omissions or other acts done or wrongfully attempted.


Item 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.


Item 8.     EXHIBITS

NUMBER            DESCRIPTION                                  METHOD OF FILING

4.1               Articles of Incorporation of the Company     Incorporated herein by reference to Exhibit 3
                                                               filed with Form 10-K for the year ended
                                                               November 28, 1992

4.2               By-Laws of the Company                       Incorporated herein by reference to Exhibit
                                                               3.2 filed with Form 10-K for the year ended
                                                               December 1, 2001

4.3               Board of Directors' Deferred Compensation    Incorporated herein by reference to Exhibit
                  Plan                                         10.10 filed with Form 10-Q for the quarter
                                                               ended June 2, 2001

5.1               Opinion of Timothy R. Renfroe                Filed herewith

23.1              Consent of PricewaterhouseCoopers LLP        Filed herewith

23.2              Consent of Timothy R. Renfroe                Contained in Exhibit 5.1

24.1              Powers of Attorney                           Filed herewith


Item 9.     UNDERTAKINGS

(a) The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Batesville, State of Indiana, on this 15th day of May, 2002.

                                       HILLENBRAND INDUSTRIES, INC.



                                       By: /S/  FREDERICK W. ROCKWOOD
                                           -------------------------------------
                                           Frederick W. Rockwood,
                                           President and Chief Executive Officer



            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 15th day of May, 2002.


SIGNATURE                             CAPACITY



                *                     President and Chief Executive Officer and
---------------------------------     Director
      Frederick W. Rockwood



                *                     Vice President and Chief Financial Officer
---------------------------------
       Scott K. Sorensen



                *                     Vice President and Controller
---------------------------------
       Gregory N. Miller



                *                     Chairman of the Board
---------------------------------
       Ray J. Hillenbrand



                *                     Director
---------------------------------
      Daniel A. Hillenbrand

SIGNATURE                             CAPACITY



                *                     Director
---------------------------------
      John A. Hillenbrand II



                *                     Director
---------------------------------
       W August Hillenbrand



                *                     Director
---------------------------------
         Peter F. Coffaro



                *                     Director
---------------------------------
         Edward S. Davis



                *                     Director
---------------------------------
         Leonard Granoff



                *                     Director
---------------------------------
        John C. Hancock



* By: /S/ TIMOTHY R. RENFROE
      ------------------------------,
      as authorized by Power of
      Attorney filed as Exhibit 24.1
      to this Registration Statement

                                               EXHIBIT INDEX



NUMBER            DESCRIPTION                                METHOD OF FILING


4.1               Articles of Incorporation of the Company   Incorporated herein by reference to Exhibit 3
                                                             filed with Form 10-K for the year ended
                                                             November 28, 1992

4.2               By-Laws of the Company                     Incorporated herein by reference to Exhibit
                                                             3.2 filed with Form 10-K for the year ended
                                                             December 1, 2001

4.3               Board of Directors' Deferred               Incorporated herein by reference to Exhibit
                  Compensation Plan                          10.10 filed with Form 10-Q for the quarter
                                                             ended June 2, 2001

5.1               Opinion of Timothy R. Renfroe              Filed herewith

23.1              Consent of PricewaterhouseCoopers LLP      Filed herewith

23.2              Consent of Timothy R. Renfroe              Contained in Exhibit 5.1

24.1              Powers of Attorney                         Filed herewith
